Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-219202
Dated April 11, 2018
(To Preliminary Prospectus Supplement dated April 11, 2018)

Free Writing Prospectus

PolarityTE, Inc. Company Presentation

This free writing prospectus relates to the proposed public offering of common stock of PolarityTE, Inc. (the “Company”), which were registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-3 (No. 333-219202) (the “Registration Statement”). The Registration Statement has been declared effective by the SEC. The information contained in the preliminary prospectus supplement is subject to change prior to the filing of the final prospectus with the SEC.

This free writing prospectus should be read together with the preliminary prospectus supplement dated April 11, 2018, which has preceded this free writing prospectus and can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1076682/000149315218005040/form424b5.htm

Before you invest, you should read the preliminary prospectus supplement and the Registration Statement (including the risk factors described therein) and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Avenue, 6th Floor, New York, NY 10022 or by e-mail at prospectus@cantor.com.


NASDAQ: COOL
PolarityTE
Where Self Regenerates Self
PolarityTE

FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements and projections. The company makes no express or implied representation or warrant as to the completeness of this information or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived, and it is expected that each prospective investor will pursue his, her, or its own independent investigation. It must be recognized that estimates of the company's performance are necessarily subject to a high degree of uncertainty and may vary materially from actual results. In particular, this presentation contains statements, including without limitation the projections, that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this presentation and include, but are not limited to, statements regarding the company's plans, intentions, beliefs, expectations and assumptions, as well as other statements that are not necessarily historical facts. The company commonly uses words in this presentation such as "will," "may," "plans," "potential," "preliminary," "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify forward-looking statements and projections. You are cautioned that these forward-looking statements and projections are not guarantees of future performance and involve risks and uncertainties. The company's actual results may differ materially from those in the forward-looking statements and projections due to various factors, including those set forth in the sections titled "Risk Factors" in our filing with the Securities and Exchange Commission (the "SEC"). The information contained in this presentation describes several, but not necessarily all, important factors that could cause these differences.

Any forward-looking statement in this presentation reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

FREE WRITING PROSPECTUS STATEMENT

PolarityTE has filed a registration statement (including a base prospectus) with the SEC and will file a prospectus supplement in connection with any offering thereunder. Before you invest in any such offering, you should read the base prospectus in that registration statement, the applicable preliminary prospectus supplement and the other documents PolarityTE has filed with the SEC which are incorporated by reference in the registration statement for more complete information about PolarityTE and such offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus, when available, if you request it by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by telephone at (212) 829-7122, or by email at prospectus@cantor.com.

PolarityTE™

A commercial-stage regenerative biomaterials and biotechnology company focused on transforming the lives of patients by delivering a range of functional tissues using our novel platform technology.

Ask yourself—Name one company or product that truly regenerates *ANYTHING*?



The Problem with Regenerative Medicine—is Tissue Engineering

The Tissue Engineering Triad

Tissue engineering triads, single cell suspension, growth factors, monolayer cultures and synthetic scaffolds struggle to regenerate complete functional tissues and are often seen as foreign by the body



Signaling Molecules
(eg. PDGF, BMP)
Cells
(eg. osteoblasts, fibroblasts)
Scaffolds
(eg. $CaPO_4$, collagen)

A single cell, a molecule and/or scaffold struggles to regenerate functionally-polarized, hierarchically organized tissue.

Destruction of cell-to-cell, cell-to-tissue interactions disrupts and alters cellular function, physiology, differentiation and propagation.

We believe functional tissue generation requires the orchestration of living, dynamic, reactive, and intelligent systems which obey very basic biological laws deeply rooted in cell/tissue evolution.

Tissue Engineered Skin Substitutes

For example, a variety of tissue engineered skin substitutes have come to the wound and burn markets in recent years because the current standards of care are not adequate, but still no commercially available products regenerate complete, full-thickness hair-bearing skin.



(a) Acellular
i. Alloderm®
ii. Biobrane®
iii. Integra® DRT
(b) Epidermal Autologous
i. Cell Spray
ii. Epicel
iii. Laserskin
(c) Dermal Autologous
i. Hyalograft 3D
(d) Dermal Allogenic
i.TransCyte
ii. Dermagraft
(e) Xenogenic Dermal
i. Permacol
(f) Epidermal/ Dermal (Composite)
Autologous
i. Tissue tech autograft system
(g) Epidermal/ Dermal (Composite)
Allograft
i. Apligraf

Substitution with commercially available engineered substrates will not regenerate full-thickness hair-bearing skin with all the appendages (hair follicle, glands, rete pegs, etc.)

Rohit Raghavan, Sumitra S., Nadeem Abdul Rahman, Justin Baby. Forging a New Path in Cleft Rehabilitation by Tissue Engineering – A Review. *Science Journal of Clinical Medicine*. Special Issue: Clinical Conspectus on Cleft Deformities. Vol. 5, No. 4-1, 2016, pp. 7-13. doi: 10.11648/j.sjcm.s.2016050401.12.
Vig K, Chaudhari A, Tripathi S, Dixit S, Sahu R, Pillai S, Dennis VA, Singh SR. Advances in Skin Regeneration Using Tissue Engineering. Int J Mol Sci. 2017 Apr 7;18(4). pii: E789. doi: 10.3390/ijms18040789. Review. PubMed PMID: 28387714; PubMed Central PMCID: PMC5412373

Question: What Has Been Missing?

What is Polarity?



po•lar•i•ty: the asymmetric organization of cellular elements, which allows development of specialized tissue and downstream function.

Our Solution to Complex Tissue Regeneration is — Polarity

The polarization of cellular and appendage interfaces drives embryogenesis, histogenesis and tissue regeneration


Cells
Appendages
Tissue


SkinTE
SkinTE
Margin
Native Skin
Full-Thickness SkinTE vs. Skin


Native Skin
SkinTE

The functional polarization of SkinTE is designed to regenerate full-thickness, hair-bearing skin with all of the appendages (hair follicle, glands, etc.) and layered interfaces (epidermis, dermis and hypodermis). We believe the subsequent full-thickness regeneration of SkinTE leads to improved three-dimensional contour and reduced scar formation.

PolarityTE

PolarityTE™ – We Design Platform Technologies

We believe precise design and development of our Core TE Tissue Systems, utilizing novel Minimally Polarized Functional Units (MPFUs), permits us to regenerate a full spectrum of functionally-polarized complex tissues

AUTOLOGOUS- FROM THE PATIENT FOR THE PATIENT

The immune system is highly complex and has evolved to recognize anything that is not truly "self." Our foundational technology platform is built on using autologous tissue(s) – to avoid allogeneic tissue rejection and foreign body reactions. The use of autologous tissue differentiates us from the majority of the competition.

THE CORRECT CELLULAR NICHE AND INTERACTOME

In order to regenerate functional tissue, we believe, the cellular niche – the correct microenvironment within a particular tissue that interacts with stem cells to signal cell growth, development, renewal and differentiation – must be maintained. We believe, without the appropriate cellular entities, even an autologous approach will fail.

THE RECOGNITION OF INTERFACED POLARITY

Polarity is the directionality within cells, tissues and processes that drives development and ultimate function of tissue substrates. Our platform maintains polarity to harness the regenerative capacity of the patient-derived autologous cellular niche.

A PARADIGM SHIFT FROM TYPICAL TISSUE ENGINEERING

It is not about a single cell, single growth factor or single scaffold. Rather, we believe it takes a village of cells to regenerate functional tissue, with natural interfaces, interactions and the subsequent propagation of polarity.

A PRAGMATIC TOP-DOWN APPROACH

Why deconstruct tissue down to a minimal component (single stem cell) and attempt to synthetically rebuild from the ground up? Starting with this top-down approach, we process harvested tissue to our proprietary base unit, which we believe is key for regenerating functionally-polarized tissue.

UTILIZATION OF THE HUMAN BIOREACTOR

We acknowledge the complexity of living tissue substrates and the limitations of synthetic systems. Our process is designed to quickly deliver the autologous-homologous polarized functional units for application to a patient, with the goal being tissue regeneration and expansion occurring on the patient over time.


SkinTE™
OsteoTE™
CartTE™
AdiposeTE™
MyoTE™
AngioTE™
PolarityTE
NeuralTE™

PolarityTE™ - Welcome to the SHIFT™

EVOLVING TECHNOLOGY PLATFORMS AND PRODUCTS

We are a clinical stage, commercial biotechnology and regenerative materials company with new and expanding technology platforms which we believe can be utilized to create functionally-polarized tissues for use in clinical medicine and beyond

REAL TECHNOLOGY WITH REAL ADVANTAGES

We have developed novel technology platforms which permit our products containing self-complexing, intelligent, regenerative materials (SCIRMs) to dynamically integrate and propagate with reduced scarring, fibrosis and without rejection

STRATEGY: PROMOTE THE COMPLEX SIMPLICITY EXPERIENCE

We rapidly develop pragmatic, tangible, yet complex regenerative technologies into commercial products which are designed to be simple and easy to use. SkinTE™ now launched with the potential to change the wound care market paradigm

EXPANSIVE PIPELINE AND RELATED TECHNOLOGY DERIVATIVES

With the successful development of our full-thickness skin regeneration product SkinTE™, we will continue to plan for the release of OsteoTE™ (bone regeneration) in late 2018 followed by other cell, tissue and organ systems

EXCEPTIONALLY DIFFERENT TEAM, NETWORK AND APPROACH

We are a company created by physicians for physicians and the patients we serve. With tangible experience and talent from the trenches of medicine, we have seen the realities of failure in regenerative medicine and have developed a different approach to product development, production scalability, peer-to-peer provider sales networks, price point proficiency and most importantly the patient experience



THE WORLD'S MOST INNOVATIVE COMPANIES
PolarityTE
PolarityTE
SkinTE

Our First Full-Thickness, Functionally-Polarized Tissue – SkinTE™

From a small piece of tissue to the regeneration, replacement and/or reconstruction of full-thickness, hair-bearing skin



Welcome to the Shift™
SkinTE
PolarityTE



This video can be viewed at:
http://www.polaritye.com/skinte_overview.mp4

Commercially available and in clinical use since December 2017.

Intended to be used by physicians and other appropriate healthcare providers for homologous uses of the skin and integumentary system. Patients who have suffered from an event, disease, process or who have an acquired defect that has resulted in the functional loss or absence of the skin and integumentary system can use SkinTE as an adjunct treatment and/or in place of split-thickness skin grafting, full-thickness grafting, temporizing skin coverage and/or skin substitute products.

Product Designed for All

SkinTE was specifically designed to reduce barriers to regenerative wound care treatment for patients, providers and facilities

Medical Providers

Surgeons, Medical Doctors, Physician Assistants, Nurses, Wound Care Providers, Medics

Patient Wounds

Acute wounds, chronic wounds, acute burns, burn reconstruction, scar revision, surgical reconstruction, replacement of skin grafts

Facility Locations

Wound Clinics, Doctors Offices, Operating Rooms, Emergency Departments, Inpatient Bedside, Forward Operating Centers and Humanitarian Efforts

SkinTE™: Designed to Address Current Critical Unmet Needs

SKIN GRAFTS - LIMITED DONOR SKIN

NATIVE DONOR SKIN IS LIMITED: Full-thickness autograft skin, which is currently the only way to deliver full-thickness, functional skin to a patient, is extremely limited because it requires closure of the donor site and a patient's own skin is finite – thus, full-thickness therapy can only be used for small defects/wounds.

SCAFFOLDS AND MATRICES - NO CELLS

SCAFFOLDS AND MATRICES LACK CELLS AND ARE NOT LIVING: Acellular scaffolds or matrices lack the innate ability to regenerate tissue and rely on surrounding tissue in-growth and, ultimately, secondary skin grafts for definitive coverage.

ALLOGENEIC/XENOGENEIC CELLS & TISSUES

FOREIGN CELLS AND TISSUES ARE REJECTED BY THE IMMUNE SYSTEM: Another person's cells or animal cells are often rejected and can result in scarring, leaving a wound reliant on native healing or secondary surgery to attain coverage.

INCOMPLETE CELL POPULATIONS

SKIN IS MUCH MORE THAN JUST KERATINOCYTES AND FIBROBLASTS: The current standard of care – split-thickness autograft skin — replaces only the top layer of skin, leaving out the stem cell niche, functional layers of tissue and appendages, which we believe are vital for regeneration. This often results in a healed barrier that contracts and scars with limited to no function.

Different Cells and Structures Exist at Different Layers within the Skin—Taking Only Some of them Prevents the Regeneration of Full-Thickness Hair-Bearing Skin


Epidermis
Dermis
Follicular bulge
Split thickness
Full thickness


This video can be viewed at:
http://www.polaritye.com/stsg_harvest.mp4

Skin Grafts Do Not Capture the Necessary Cells and Structures to Regenerate Full-Thickness Hair-Bearing Skin nor Can they Expand to Cover Large Surface Areas on the Body


Split-Thickness Skin Grafts


Harvest Locations for Full-Thickness Skin Graft

SkinTE™ Compared to Commercially Available Skin Substitutes

SkinTE

Skin is much more than a single layer to provide a barrier – it is the largest organ in the human body and requires regeneration of all components for normal function.

"[W]ithout the component of the recipients own distinct epithelium and cellular skin elements, permanent skin replacement or coverage by the graft cannot be accomplished…[and]…sufficient data is available to establish distinct inferiority to human skin autografts and preclude their designation as skin equivalence." -Conclusions from CMS on all current skin substitute wound care products*

Tissue Product	Cellular	Tissue Source	Regenerative Stem Cell Niche	Cellular Architecture & Interfaces	Regenerates Full -Thickness Functional Skin & Appendages (Hair, Glands etc.)
SkinTE	Yes	Autologous Full-Thickness Skin	Yes	Yes	Yes
Animal Collagen Scaffolds	No	Xenograft Collagen	No	No	No
Acellular Dermal Matrix	No	Allogeneic Acellular Dermis	No	No	No
Amnio-placental Membranes	Yes/No	Allogeneic Human Amnion	No	No	No
Cultured Keratinocytes on Matrices	Yes	Allogeneic Neonatal Foreskin	No	No	No
Allograft (Cadaveric) Skin	Yes	Allogeneic Human Skin	No	No	No
Cultured Epithelial Autograft (CEA)	Yes	Cultured Epidermal Cells+ Mouse Cells (Xenograft)	No	No	No

*Local Coverage Determination (LCD): Wound Application of Cellular and/or Tissue Based Products (CPTs), Lower Extremities (L36690) 1/2017; Local Coverage Determination (LCD): Application of Skin Substitutes (L36466) 10/2017; Local Coverage Determination (LCD): Application of Bioengineered Skin Substitutes to Lower Extremity Chronic Non-Healing Wounds (L35041) 5/2017.

The SkinTE™ Difference Simply Put—Skin Regenerates Skin

SkinTE™ is Designed to Heal Like Native Full-thickness Hear-Bearing Skin, While Conventional Wound Care Stimulates Contraction and Scar Formation


SkinTE
Native Skin
SkinTE
Conventional Wound Care

Direct Comparison of SkinTE Full-thickness Hair-bearing Skin Regeneration vs. Native Skin and Wound. Regenerative healing occurs through a process which not only regenerates the appropriate and necessary tissues, functions and interfaces but also prevents wound contraction, scar formation and fibrotic pseudo-tissue deposition (Top Row) Left- SkinTE at 54 days of healing. Middle - Depicts a region of the SkinTE treated wound bed (lower bracket) and marginal peri-wound bed containing native skin (upper bracket) and the direct interface between two tissue types, as indicated by the round-ended arrow heads and connecting dotted line. Right- Native wound undergoing healing at 54 days. (Bottom Row) Left- Comparative elastic modulus (kPA) across, SkinTE™, native skin and a native wound. X and Y coordinates represents the dimension tested and correlative area (14 cm x 14 cm) containing color spectrum associated units as described by kPA scale. Comparative Raman spectroscopy of the molecular fingerprint region of the of ❶Native Control Wound, ❷SkinTE (defined as a wound treated with SkinTE and the resultant tissue within the region at 6 months), ❸Native Skin – Untreated, ❹Spectral Δ: SkinTE vs. Native Untreated, (defined as a comparative analysis between SkinTE treated wound and the native skin), ❺Spectral Δ: Wound vs. Native Untreated, (defined as the native wound compared to native skin). The images and data presented here are from pre-clinical studies.

Using the Molecular Fingerprint of Dynamic Cellular Systems to Direct the Form and Function of Highly Complex Tissues

Skin Contains More than Cells - Elasticity, Tensile Strength, Porosity etc. Matter


SkinTE™
Native Skin
Native Wound
Elastic Modulus (kPa)

The Orientation, Interactions, Energy State(s) and Molecular Fingerprint Matter in Tissues


Native Wound
SkinTE™ Treated
Native Skin

The SkinTE™ Difference - Directs Intelligent & Dynamic Healing

Conventional Wound Therapy Promotes Wound Contraction from the Wound Edges. SkinTE™ Promotes Healing within the Defect, Reducing Contraction and Scar Formation



Mid-Stage Native Contracting Wound
Marginal Contraction and Migration — Epithelial Migration Columns
SkinTE™ Mid-Stage Regenerative Wound
Mid-Stage SkinTE Integrative Convergence with Native Skin
Native Healed and Contracted Wound
Pseudo-epithelium Covering the Underlying Scar
SkinTE™ Regenerative Healing
Trans-marginal Angiogenesis Results in Minimal Scar Formation

Comparing Mid-stage Healing Processes Between Native Wounds and Defects Treated with SkinTE. Stereoscopic Imaging of Comparative Mid-stage Healing Burn Wounds Representing the Different Mechanisms of Tissue Formation Between Scar Contraction in the Control Wound and Full-thickness Skin Regeneration with SkinTE. (Left panels) The native Mid-stage contracting wound represents typical wound contracture and scar formation subsequent to keratinocyte migration from the margin of the wound to form overlying pseudo-epithelium. (Right panels) Expanding SkinTE undergoes regenerative healing from within the wound which permits wound edge margins and propagating SkinTE elements to interact in a manner which promotes integrative full-thickness healing with augmented levels of cross interface angio and vasculogenesis, resulting in significantly less contraction and scar formation. The images and data presented on this slide are from pre-clinical studies.



a.
SkinTE
*RP
*NDE
*NDE
HF
NGD
b.
Control Wound
*CS
*CS
c.
Contraction Ratio by Treatment
Contraction Ratio
0.0
0.2
0.4
0.6
Allograft
Collagen
Puracol
SkinTE + Collagen
SkinTE + Puracol
SkinTE
FTSG
Control
STSG
Treatment
d.
Mid-Stage SkinTE™
Mid-Stage Control Contraction

Stereoscopic Imaging of Progressively Healing Wounds Following Application of SkinTE™ vs. Untreated Control Wound in a Full-thickness Burn Wound. (a.) SkinTE™, depicts stereoscopic image and correlative trichrome ancillary staining indicating regions of original wound edge (black arrow-ball dots); hair follicle (HF); Neo-dermal expansion (NDE) with correlative white dot outline; Neo-glandular development (NGD). (b.) Control untreated wound, Contracted Scar (*CS) with correlative dual headed arrow spanning remaining scar width region. (c.) Bar graph showing the reduced contraction with SkinTE™ and full-thickness skin grafts relative to split-thickness skin grafts, allografts, scaffolds, and untreated control wounds. (d.) Mid-stage expansion of the underlying neo-dermis of SkinTE™ prevents contraction early on by preventing myofibroblast directed collagen synthesis and contracting orientation from forming directly along stress lines and by preventing tension induced scar hypertrophy.

PolarityTE

Full-Thickness Skin Regeneration in Full-Thickness Wounds

PolarityTE™ Minimally Polarized Function Units Regenerate the Appendages of the Skin—Those Appendages then Regenerate the Full-Thickness Hair-Bearing Skin



a.
Progression of Wound Healing
Control
SkinTE™
b.
Control Wound
PsE
CS
c.
SkinTE™ Treated Full Thickness Burn
HF
Ep
EDJ
ND
SkinTE™ Expands into Residual Scar Regions
HDF
P
HF
NDE & CF
NDE & CF
HF
HF
HF
P
P
NDE & CF
❶ ❷ ❸

MPFU Regeneration of Appendages within the Skin Drives Directional Polarization of Cells, Structures and Tissues



SkinTE™ Treated Wound
Amount
Direction (°)

Specimen	Direction (°)	Dispersion (°)	Amount	GoF
SkinTE	8.43	19.75	0.67	0.97



Conventionally Treated Wound
Amount
Direction (°)

Specimen	Direction (°)	Dispersion (°)	Amount	GoF
Wound-A	17.39	26.94	0.51	0.56

Comparing SkinTE to Native Wound Healing. Left side of images (a.) Representative progression of wound healing in excised full-thickness burn wound (untreated control) vs. excised full-thickness burn wound treated with SkinTE™. Image sequence – left column: day 0; middle column day 2; right column day 50. (b.) Cross-section of healed tissue in untreated control wound. Pseudo-epithelium (PsE); Contracted Scar (CS). (c.) Cross-section of healed tissue in SkinTE™ treated wound. Black arrows indicate where SkinTE™ propagated and expanded into the residual burn scar that remained in addition to regenerating full-thickness, hair-bearing skin in the excised tissue void. Hair Follicle (HF); Epidermis (Ep); Epidermal-Dermal Junction (EDJ); Neo-dermis (ND); Hypodermal Fat (HDF). The 9 images in the 3x3 grid to the right represent progressive regeneration of cutaneous appendages which progressively develop and directly promote the regeneration of full-thickness, hierarchically organized skin. Pore (P); Neo-dermal expansion (NDE); Cornification (CF). Top right image of 3x3 grid represents region of where the ❶ native skin ❷ meets (wound margin interface) ❸ the progressively healing SkinTE™ construct. Notice that at the margin of where native skin meets SkinTE™ (❷), the residual scar has a smaller width than individual hair shaf ight side of images; SkinTE™ Treated Wound and Conventionally Treated Wound show the directionality of the extra-cellular matrix following healing of the construct in place. The images and data presented here are from pre- studies.

Comparing the Clinical Standard of Care to SkinTE™

Native Scar Healed Wound



Native Skin




Allograft
Margin
Native Skin
Full-Thickness Allograft
Autograft
Margin
Native Skin
Full-Thickness Autograft

Skin defects heal through a process of wound contraction and often scar formation. While skin grafts reduce contraction, patients still have scars.

SkinTE™ reduces scar formation and regenerates full-thickness, hair-bearing skin within the wound bed.

SkinTE


SkinTE™
Margin
Native Skin
Full-Thickness SkinTE™

Comparing Native Skin and Skin Grafts to SkinTE™. The right sequence of images depicts three rows of excised full-thickness burns treated with: (upper row) full-thickness allograft skin; (middle row) full-thickness autologous skin graft; (bottom row) autologous, homologous SkinTE™ product. Images were captured at day 54 following treatment. Type of wound treatment is indicated at the left side of the image (allograft, autograft, SkinTE™); (white arrow) indicates the margin of interface between the peri-wound native skin and SkinTE™; and untreated native skin is indicated at the right side of the image. Sequential pre-clinical images are of increasing zoom to identify the margin of linear interface between SkinTE™ and the peri-wound native skin.

SkinTE



Native Skin



Comparing SkinTE™ to Native Skin. Comparative of analysis of ancillary histology between SkinTE™ (left) and native skin (right). Ancillary stains include: Hematoxylin and Eosin, Trichrome and Periodic Acid-Schiff. The images and data presented here are from pre-clinical studies

PolarityTE

SkinTE™ - Early-Stage Healing in Patients



Early Progression of Healing - 7 Week Time Period



Early Progression of Healing - 4 Week Time Period



Early Progression of Healing - 6 Week Time Period

SkinTE™ was designed and developed to treat a full spectrum of defects and conditions of the skin in a manner which truly promotes and utilizes the concept of self regeneration early on in the healing process —Where Self Regenerates Self™

Conditions Treated with SkinTE™

Replacement of Prior Skin Grafts
Acute Surgical Reconstruction
Acute Wound Treatment
Chronic Wound Treatment
Acute Burn Treatment
Post-Burn Reconstruction
Scar and Contracture Revision
Keloid and Hypertrophic Scar Revision
Subacute Burn and Wound Reconstruction
Coverage and/or Replacement of Skin Substitute
Failed Skin Graft Replacement
Failed Flaps Coverage
Soft Tissue Coverage in Previously Infected Defects

Used in both Adult and Pediatric Patients in a Variety of Clinical Settings

Deployment in Additional Separate Wounds within Return Patients



SkinTE

PolarityTE

SkinTE™ - Early-Stage Healing and Return of Pigment in Patients

SkinTE™ was designed and developed to treat a full spectrum of defects and conditions of the skin in a manner which truly promotes and utilizes the concept of self regeneration early on in the healing process —Where Self Regenerates Self™

Progressive Early-Stage Healing After Application of SkinTE™ to Pediatric Burn Patient Following Excision of Standard of Care, a Split-Thickness Skin Graft. 10-year-old African American male who suffered a burn (two years prior) to the left anterior torso, upper extremity and posterior torso which was treated acutely at that time with the current clinical standard of care, split-thickness skin grafts (STSGs). Over the next two years, the skin grafts progressively formed scars and contracted. The patient and family were concerned with the progressive contraction and advanced scar formation (keloids) forming within the skin grafted areas and requested excision of the skin grafts and subsequent reconstruction of the affected regions. An area of the skin graft over the left chest was excised and replaced with SkinTE™ and monitored at two week intervals for return of pigmentation, reduction in scar formation and prevention of contraction and keloid formation. The figure depicts a subset of images showing progressive early-stage healing and show early propagation of melanocyte pigment, progressive resolution of scar tissue at excised margin and inhibition of wound margin contraction during early healing events (first six weeks) with SkinTE™. The same ROIs and margin of the wound are depicted throughout the figure images over two week time intervals (week 0, 2, 4 and 6). (a.) Intra-operative image of the excised wound bed (STSG removed) which depicts underlying fibrotic scar tissues overlying left pectoral muscle. Regions of interest (ROIs) (white and black dotted box and lines) are zoom enhanced to the right of the images respectively. White and black arrows indicate the border of the wound and the margin of the excised wound bed. (b.) Post-operative images of the SkinTE™ wound bed and surrounding tissues at two weeks post-operative follow up. Encircled numbers (①-⑥) indicate six distinct regions of expanding pigment within the ROIs. Notice comparative width of scar margin between white and black arrows over time progression. (c.) Post-operative images of the SkinTE™ wound bed and surrounding tissues at four weeks post-operative follow up. Notice expansion of melanin pigment and reduction in the width of the scar margin between arrows. (d.) Post-operative images of the SkinTE™ wound bed and surrounding tissues at six weeks post-operative follow up. Notice nearly complete resolution of scar (black solid arrows). Remaining STSG, which was not excised at the time of surgery, can still be seen at the right wound margin and is identified with the white bracket STSG indicator. Additional images at mid and late-stage healing will be included in publication.

Excision of Split-Thickness Skin Graft (Intraoperative)


a.

SkinTE™ Treated Wound Bed & ROIs (2 Weeks Post-Op)


b.
STSG
①
②
③
④
⑤
⑥

SkinTE™ Treated Wound Bed & ROIs (4 Weeks Post-Op)


c.
STSG
①
②
③
④
⑤
⑥

SkinTE™ Treated Wound Bed & ROIs (6 Weeks Post-Op)


d.
STSG
①
②
③
④
⑤
⑥

SkinTE

PolarityTE


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PolarityTE™ - Tackling the Regenerative Wound Care Market

CURRENT MARKETS REMAIN UNDERPENETRATED

Global markets for tissue engineering and regenerative medicine is expected to grow to > $100 billion by 2022, with a five-year CAGR of 26.0%

Worldwide prevalence of wounds is exponentially rising in all categories, and expected to reach >250 million wounds by 2020

Surgical and Traumatic Wound Presence: 2012-2017



Millions
180.0
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
0.0
2012
2013
2014
2015
2016
2017
Surgical Wounds
Traumatic Wounds
Lacerations

Growth in Worldwide Prevalence of Wound Types, 2011-2020



$ Thousands
$250,000
$200,000
$150,000
$100,000
$50,000
$0
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Complicated skin cancer
Melanoma
Carcinomas
Chronic wounds*
Burn Wounds
Lacerations
Traumatic wounds
Surgical wounds

Chronic Wound (Ulcer) Prevalence Worldwide: 2012-2017



Millions
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
2012
2013
2014
2015
2016
2017
Pressure Ulcers
Venous Ulcers
Diabetic Ulcers

Burn Wound Prevalence Worldwide: 2012-2017



Millions
12.0
10.0
8.0
6.0
4.0
2.0
0.0
2012
2013
2014
2015
2016
2017
Burn wounds (outpatient)
Burn wounds (medically treated)
Burn wounds (hospitalized)

Global Tissue Engineering & Cell Therapy Market (By region, 2009-2018)



$ Millions
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
U.S.
Europe
Rest of World

1. Global Regenerative Medicine Market Outlook (2015-2022). *Stratistics MRC*. April 2016; ID: SMRC15644
2. Worldwide Wound Management, Forecast to 2024: Established and Emerging Products, Technologies and Markets in the Americas, Europe, Asia/Pacific and Rest of World. *MedMarket Diligence*. 2017; Report #S251

PolarityTE

SkinTE™ Commercialization & Growth

A STRATEGIC MARKET RELEASE

- Staged market release goals for 2018 focus on building a robust foundation of clinical evidence in multiple wound types and practice settings
- Targeting recognized leaders specializing in reconstructive, wound and burn treatment as early adopters
- Initial use in multiple clinical applications, including removal of healed standard of care skin grafts and replacement with SkinTE, as well as chronic wounds, reconstructive wounds and burns
- Ongoing multi-center clinical trials: head-to-head comparison of SkinTE to the clinical standard of care - split-thickness skin grafts; final results expected in 2019


All in One Systems for Easy Use
PolarityTE RTA
Further Intellectual Property Development
Box-Scalable Biomedical Manufacturing
PolarityTE Novel Platform Technology & Product Derivatives
Industry Partnerships
Platforms—Not Just Products
New Form of Supportive Peer Network Sales
R&D: Core & RTD/Integrative Technology Expansion
Talent from the Trenches
SkinTE

The PolarityTE Corporate Campus

- Corporate Headquarters
- Biomedical Manufacturing Facilities
- Product Distribution Facilities
- Pre-Clinical Research Study Facilities
- Research and Development Core Facilities
- Provider/User Training Facility

SkinTE


Growing Use Nationwide

COMMERCIAL EXPANSION AND GROWTH

- Preparing for complete commercial roll-out in 2019 supported by comprehensive clinical evidence generated during 2018 staged market release
- Led by a clinical operations team comprised of physicians, nurses and physician assistants with experience practicing in plastic and reconstructive medicine, in concert with market access and commercialization experts
- Physician uptake and engagement accelerated by HIPAA-compliant product support app - the PolarityTE Real-Time Assistant App - facilitating communication between PolarityTE and providers
- Expect independent publication of early results in peer reviewed journals
- First stage of manufacturing scale-up completed, with reproducible box-scalability within expansive new headquarters, allowing calculated build-out over time based on real-time demand

The Core PolarityTE Product Pipeline



Preclinical Development
Clinical Development
Tissue Product
Ex Vivo Optimization
Prototype Modeling Studies
FDA Registration and Commercialization
SkinTE
361 HCT/P Registered & Commercially Available Now
OsteoTE
CartTE
AdiposeTE
MyoTE
AngioTE
NeuralTE
UroTE
LiverTE
BowelTE

Development Pipeline of PolarityTE Core "TE" Products. A pipeline chart depicting some of the public core "TE" tissue product candidates (defined complex tissue constructs for autologous-homologous use) and where such candidates are in the development process. Note that SkinTE was made commercially available as an HCT/P 361 FDA-regulated product in 2017. OsteoTE, is scheduled for commercial release by the end of 2018.

PolarityTE

OsteoTE™ - Expected to Launch in Late 2018



Welcome to the Shift™
OsteoTE
PolarityTE



OsteoTE
60mL
50
40
30
20
10



This video can be viewed at:
http://www.polarityte.com/osteote_overview.mp4

OsteoTE™ is an autologous - from the patient, for the patient - product intended for bone repair, reconstruction, replacement, supplementation and regeneration, including in the long bone, craniomaxillofacial, spine, dental, hand and foot/ankle markets.

OsteoTE™ — Regeneration of Bone in Critical Defects


Week 0
Week 8


Pre-Defect Native (CT)
a.
Defect-Native (Gross)
b.
Defect Native (CT)
c.
1
2
Post-Defect Treated (CT)
d.
1
2
Post-Defect Treated (CT) - [ROI] 3-D Surface Plot
e.
1
2
Micro-CT
Surface Plot

Comparative Imaging of CLICSAM Substrate in Critical Sized Cranial Defect Model System. (a.) Three dimensional (3-D) micro computed tomography (micro-CT) native cranial bone displaying pre-defect left parietal and right parietal bones of *in vivo* model system at timepoint T^{PDN}. (b.) Gross image of surgically-created, complete, bi-parietal critical sized defects of both the left and right parietal bones within the *in vivo* model system at timepoint T^{0}. (c.) 3-D micro-CT of surgically-created, complete (full-thickness), bi-parietal critical sized defects of both the left and right parietal bones within the *in vivo* model system. ① Indicates the right parietal bone region with 8 mm diameter defect at timepoint T^{0} which was un-treated and maintained as the defect control throughout study. ② Indicates the left parietal bone region with 8 mm defect which was treated with the osseous-derived CLICSAM substrate and maintained as the defect-treated control throughout the study. (d.) 3-D micro-CT of surgically-created, complete, bi-parietal critical sized defects of both the left and right parietal bones within the *in vivo* model system at 4 weeks post-procedure and intervention (timepoint T^{PPI4WK}). ❶ Indicates the un-treated right parietal bone region (defect control) at 4 weeks. ❷ Indicates the treated left parietal bone region (CLICSAM treatment) at 4 weeks. (e.) Depicts the relative margins of the primary bi-parietal defects (dotted circles) at time point T^{0}; ROI (broken line box) indicates zoomed comparison of 4 weeks post-treatment defects of 3-D micro-CT and correlative 3-D thermal spectrum colored surface plot indicating relative surface depth and volumetric contour. Abbreviations: Pre-defect Native Timepoint (T^{PDN}): timepoint at which native skull was imaged prior to creation of defect; Defect Native Timepoint (T^{0}): timepoint at which complete (full-thickness) 8 mm critically sized defects were created in parietal skull regions; Post-procedure and intervention at 4 weeks timepoint (T^{PPI4WK}): timepoint at which 4 weeks have passed since the defects were created +/- treated with intervention.

Polarized Interfaces Drive Vascularized Osteogenesis



Native Bone
Defect Control
Auto Bone Plate
OsteoTE
OsteoTE + BG^{ALLO}
OsteoTE + DG^{ALLO}
DBM + BMP2

Comparing OsteoTE™ to Native Bone and Other Products



Native Bone
OsteoTE
OsteoTE + BG^{ALLO}
OsteoTE + DG^{ALLO}
Autologous Bone Plate
DBM + BMP2



OsteoTE
DBM + BMP2

OsteoTE™: Molecular Fingerprints Drive Functional Tissues

Integrative Angiogenesis and Osteogenesis Correlate this with Functional Outcomes and Tissue Fingerprints

Angiogenesis Profile

Osteogenesis Profile





Load (N)
Displacement (mm)
0
10
20
30
40
50
60
0
0.5
1
1.5
2
OsteoTE +BG
OsteoTE +DG
OsteoTE
Native Bone
Auto Bone Flap
Defect Control
DBM + BMP2





Native Bone
Defect Control
Auto Bone Plate
DBM + BMP2
OsteoTE
OsteoTE + DG^ALLO
OsteoTE + BG^ALLO

PolarityTE

PolarityTE Executive Management



Denver Lough, MD, PhD
Chief Executive Officer & Chairman
- Inventor/innovator behind patented PolarityTE™ platform & derivatives
- Joined PolarityTE from the Department of Johns Hopkins Plastic and Reconstructive Surgery
- MD/PhD Program, Georgetown University in Biochemistry, Molecular and Cellular Biology



Edward Swanson, MD
Chief Operating Officer
- Joined PolarityTE from the Department of Johns Hopkins Plastic and Reconstructive Surgery
- BAS Bioengineering - University of Pennsylvania, MD - Harvard Medical School



John Stetson
Executive Vice President & Chief Financial Officer
- Managing Member of HS Contrarian Investments LLC since 2010- private investment firm with focus on early stage companies
- Former EVP and CFO at Marathon Patent Group, Inc. (MARA)
- BA Economics- University of Pennsylvania



Cameron Hoyler, JD
Chief Legal Officer & General Counsel
- Former counsel for Life Sciences and Product Liability groups at King & Spalding LLP BA- University of Pennsylvania; JD - University of San Francisco



Michael Neumeister, MD, FRCSC, FACS
Chief Medical Officer
- Professor & Chairman of the Department of Surgery, The Elvin G. Zook Endowed Chair in Plastic Surgery at Southern Illinois University
- Past President of the American Society of Reconstructive Microsurgery, American Association for Hand Surgery, The Plastic Surgery Foundation, Plastic Surgery Research Council, and the Midwest Association of Plastic Surgeons



Stephen Milner, MD, DDS, DSc, FACS
Chief Clinical Officer
- Former Director of the Johns Hopkins Burn Center, Professor of Plastic and Reconstructive Surgery, Pediatrics, and Public Health at Johns Hopkins
- Served as Lieutenant Colonel in the Royal Army Medical Corps with active duty in Operation Desert Storm
- Awarded the Humanitarian Award from the James R. Jordan Foundation in 2012 and the Sushruta-Guha Lectureship and medal in Plastic Surgery and Wound Healing from the Royal College of Surgeons of Edinburgh



Maurice Nahabedian, MD, FACS
Chief Surgical Officer
- Former Professor of Plastic Surgery at Georgetown University and an Associate Professor of Plastic Surgery at Johns Hopkins University
- Published 100+ scientific manuscripts, prepared 34 book chapters, edited 5 textbooks, and delivered 600+ presentations on topics related to plastic surgery of the breast
- Section editor for breast surgery: Journal of Plastic and Reconstructive Surgery and President and Chairman of multiple national and international societies and conferences



Nikolai Sopko, MD, PhD
Chief Scientific Officer & VP R&D
- Former Johns Hopkins Urology surgeon and researcher in regenerative reconstruction, tissue engineering, cell/molecular biology, transplant modulation and tumor biology



Jennifer Burdman, JD
Chief Intellectual Property Officer & Deputy General Counsel
- Former partner at King & Spalding LLP with a focus on IP litigation and business related IP strategies
- AB Biochemistry & Molecular Biology - Dartmouth College; JD - Fordham University



Jan Pierce, MBA
Chief Manufacturing & Production Officer
- Former President & CEO of BIOCETT
- 20+ years of tissue banking experience
- Board member, chair of various councils/committees at American Association of Tissue Banks
- Previously VP of U.S. Tissue & Cell, Director of BD at AlloSource



Holly Kramen, JD
Chief Compliance Officer & Privacy Officer
- Former Global Compliance Officer at Circassia Pharmaceuticals
- Previously led compliance at Given Imaging (now Medtronic), with additional experience at Gilead Sciences, and Pfizer PwC, the lawfirm of Porzio Bromberg & Newman and Porzio Life Sciences



Caroline Garrett, DVM, DACLAM
Chief Veterinary Officer
- Former Director of Large Animal Clinical Medicine and Surgery at Johns Hopkins University
- BS Biochemistry - Virginia Tech; DVM - Ohio State University

PolarityTE

The PolarityTEAM - Board of Directors

Management



Denver Lough, MD, PhD
Chairman & Chief Executive Officer



Edward (Ned) Swanson, MD
Chief Operating Officer, Director



John Stetson
Executive Vice President, Chief Financial Officer, Director

Independent



Steve Gorlin
Director

- Regenerative Medicine and Biotech Pioneer: Founder of Hycor Biomedical, Inc. (acquired by Agilent), Theragenics Corporation, CytRx Corporation, Medicis Pharmaceutical Corporation (acquired by Valeant for $2.6B), EntreMed, Inc., MRI Interventions (MRIC), Medivation (acquired by Pfizer for $14B), MiMedx (MDXG), and current Vice Chairman of NantKwest
- Served on Business Advisory Council to The Johns Hopkins School of Medicine, The Johns Hopkins BioMedical Engineering Advisory Board, and currently serves on the Board of the Andrews Institute
- Started The Touch Foundation, a nonprofit organization for the blind and was a principal financial contributor to the founding of Camp Kudzu for diabetic children



Jon Mogford, PhD
Director

- Vice Chancellor for Research, Texas A&M University System: 11 universities, 7 state agencies, 30K faculty, 135K students, $945M annual budget
- Former Deputy Director of the Defense Advanced Research Projects Agency (DARPA), Defense Sciences Office (DSO)



Jeff Dyer, MBA, PhD
Director

- Horace Beesley Professor of Strategy at BYU as well as the Wharton School
- Internationally recognized strategy and innovation expert, author of business best-sellers *The Innovator's DNA* and *The Innovator's Method*, research frequently published in Forbes, Economist, Fortune, BusinessWeek, Wall Street Journal, and Harvard Business Review (most published strategy scholar in HBR)

PolarityTE

The PolarityTEAM - Clinical Advisory Board


Martin C. Robson, MD, FACS, Hon. FRCS, Hon. FRACS
Emeritus Professor at the University of South Florida, President American Burn Association, Wound Healing Society
William L. Hickerson, MD, FACS
Chief of Burn Surgery and the Professor of Plastic Surgery at the University of Tennessee, Medical Director of the Firefighters' Burn Center
Jeffrey W. Shupp, MD
Director Burn Center MedStar, Uniformed Services University of the Health Sciences in Washington, D.C., Associate Professor of Biomedical Engineering
Mark S. Granick, MD
Professor and the Chief of Plastic Surgery at Rutgers New Jersey Medical School
David J. Smith, Jr., MD
Richard G. Connar Professor & Chairman, Department of Surgery University of South Florida
Gerhard S. Mundinger, MD
Director of Plastic Surgery Children's Hospital of New Orleans, Assistant Professor of Cell Biology & Anatomy Louisiana State University
Michael W. Neumeister, MD, FRCS(C), FACS
Chair and Professor
Department of Surgery
Chairman of the Division of Plastic Surgery
Wayne I. Saunders, DMD
Chief of Oral and Maxillofacial Surgery and Dentistry, St. Luke's University Hospital
Stephen Milner, MD, DDS, DSc., FRCSF, FACS
Johns Hopkins Hospital Burn Center Director
Michael Callahan, MD, DTM&H, MSPH
Massachusetts General Hospital, Harvard Medical School, DOD, USAID, DARPA
Anand Kumar, MD
Chief of Plastic Surgery, Rainbow Children's Hospital
Anthony P. Tufaro, MD, DDS
Assoc Prof of Plastic Surgery and Oncology, Johns Hopkins University
Richard Swanson, MD
Chairman of Surgery, Cambridge Health Alliance, Harvard Medical School
Shannath Merbs, MD, PhD
Prof of Ophthalmology and Oncology, Wilmer Eye Institute, Johns Hopkins Univ
Trinity Bivalacqua, MD, PhD
R. Christian Evensen Prof of Urology and Oncology, Dept of Urology, Johns Hopkins
Maurice Nahabedian MD, FACS
Professor and Vice Chairman of Plastic Surgery at Georgetown University
Michael Grant, MD, PhD
Chief of Plastic Surgery, R Adams Cowley Shock Trauma Center, Univ of Maryland
Ryan Katz, MD
Attending Surgeon, Curtis National Hand Center, MedStar Union Memorial Hospital
Rachel Bluebond Langner, MD
Assoc Prof of Plastic and Reconstructive Surgery, Transgender Surgery, NYU

PolarityTE


PolarityTE
About
Platform
Products
Partners
Investor Relations
Functionally-Polarized Tissue
At PolarityTE, our revolutionary platform is being developed to induce cell and tissue polarity, creating uniquely functional tissue to mirror natural development in the human body.
VIEW OUR PLATFORM
Welcome to the Shift™
SkinTE

<u>PolarityTE™ Corporate</u>
Website: www.PolarityTE.com
Email: ParadigmShift@PolarityTE.com
Corporate Inquiries: (800) 378-2694
CorporateInquiries@PolarityTE.com
NASDAQ Ticker: COOL

<u>PolarityTE™ Support</u>
Customer Service: (800) 560-3983
CustomerService@PolarityTE.com
Medical Affairs: (800) 476-6057
MedicalAffairs@PolarityTE.com
Real-Time Assistant (800)743-2302
RTA@PolarityTE.com

<u>PolarityTE™ Investors Relations</u>
John Stetson CFO
Investor Relations: (385) 560-3983
InvestorRelations@PolarityTE.com
Hans Vitzthum
LifeSci Advisors, LLC
617-535-7743
Hans@LifeSciAdvisors.com


60mL
50
40
30
20
10
*Volume will vary with treatment needs
Delivering Truly Regenerative Medicine
PolarityTE develops full thickness hair bearing skin for treatment of burns, wounds and scars with launch product SkinTE
ABOUT SKINTE
PolarityTE

PolarityTE